UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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IGI, INC.
_______________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

IGI, INC. 105 Lincoln Avenue Buena, New Jersey 08310

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 10, 2007

To the Stockholders of IGI, Inc.

      The Annual Meeting of Stockholders of IGI, Inc. will be held at the Holiday Inn, 398 Smith Street, Vineland, New Jersey on Thursday, May 10, 2007, at 10:00 a.m. local time. The purposes of the meeting are:

1.	To elect four Directors to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

2.	To approve the adoption of an amendment to increase the number of shares of common stock by 300,000 as authorized and available under the Company's 1999 Director Stock Option Plan;

3.	To approve the adoption of an amendment to increase the number of shares of common stock by 700,000 as authorized and available under the Company's 1999 Stock Incentive plan; and

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

      The Board of Directors has fixed March 28, 2007 as the record date for the meeting. Owners of shares of common stock of IGI, Inc. at the close of business on the record date are entitled to notice of the meeting and to vote at the meeting and any adjournments of the meeting.

      A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2006, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

WE URGE YOU TO VOTE YOUR SHARES PROMPTLY. TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY. PLEASE REFER TO THE ENCLOSED PROXY CARD FOR SPECIFIC VOTING INSTRUCTIONS.

By Order of the Board of Directors,

Carlene A. Lloyd, Secretary

Buena, New Jersey
April 20, 2007


IGI, INC. 105 Lincoln Avenue Buena, New Jersey 08310

PROXY STATEMENT

      The Board of Directors is furnishing stockholders this Proxy Statement to solicit proxies to be voted at the annual meeting of stockholders of IGI, Inc., a Delaware corporation (hereafter, "we", "us", or "IGI"). The meeting will be held on Thursday, May 10, 2007, at 10:00 a.m. local time at the Holiday Inn, 398 Smith Street, Vineland, New Jersey 08360.

      Each proxy received will be voted as you direct it to be voted. If you do not indicate on your proxy how you want your vote counted, your proxy will be voted FOR electing the nominees named below as directors. You may revoke your proxy at any time before the voting by notifying us; no formal procedure is required. Votes are tabulated by the American Stock Transfer and Trust Company and the results will be reported at the Annual Meeting.

      If you complete and properly sign the accompanying proxy and return it to us, it will be voted as you direct. If you are a stockholder of record (that is, you hold a stock certificate registered in your name on the books of our transfer agent, American Stock Transfer and Trust Company) as of the close of business on March 28, 2007, and attend the meeting, you may deliver your completed proxy in person, or vote in person at the meeting (proxies will be available at the meeting for that purpose), or revoke a previously submitted proxy and complete a new proxy.

      However, if you hold your shares in "street name" as a beneficial owner (that is, your broker holds the stock in your account and you do not have a stock certificate), your broker may vote your shares on your behalf unless you have previously informed your broker not to do so; otherwise,

a)	you must return your voting instructions to your broker or nominee (that is, the holder of record);

b)

if you wish to vote in person at the meeting, you must obtain from the record holder and bring to the meeting a proxy signed by the record holder identifying you as the beneficial owner of the shares and giving you the right to vote the shares at the meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the meeting).

      We intend to mail or give to our stockholders on or about April 20, 2007, this Proxy Statement, including the Notice of Annual Meeting of Stockholders and the accompanying proxy, together with our Annual Report and our Annual Report on Form 10-K.

      Only holders of record of our 14,612,899 outstanding shares of common stock, $0.01 par value ("Common Stock"), as of the close of business on March 28, 2007 (the "Record Date"), will be entitled to vote at the meeting. Each holder of record on the Record Date is entitled to one vote for each share of Common Stock. If you abstain from voting, your shares will be counted as shares present and entitled to vote in determining the presence of a quorum for the meeting, but your shares will not be voted in determining approval of any matter submitted to stockholders for a vote. An abstention will have the same effect as a negative vote on a matter submitted to stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be counted as shares present in determining the presence of a quorum for the meeting but they will not be considered present or entitled to vote with respect to that particular matter.


Votes Required

      The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more Directors will not be voted with respect to the director or directors indicated, although such proxy will be counted for purposes of determining whether there is a quorum.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

      Abstentions with respect to Proposals 2 and 3 (amending various equity incentive plans) are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shareholders may not exercise appraisal rights in connection with any proposals being considered at the meeting.


PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

At the meeting, stockholders will elect a Board of four directors by plurality of the votes cast. Our Board of Directors ("the Board") proposes the four nominees named below.

      Three of the nominees named below currently are directors of IGI. No director, executive officer or nominee is related by family to any other director, executive officer or nominee. If any nominee is unavailable to serve, we solicit discretionary authority to vote to elect another person unless we reduce the size of the Board. Each director will serve until the next annual meeting of stockholders, and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. We have no reason to believe that any nominee will not be available for election as a director for the prescribed term.

The following table sets forth information regarding each nominee for director according to the information furnished to us by each such nominee:

Name	Age	Positions Currently held with IGI	Committee Membership	Director of IGI Since

Terrence O'Donnell	63	Director	A, C, N	1993

Stephen J. Morris	74	Director	A, C, E, N	1999

Rajiv Mathur	52	Director, President and Chief Executive Officer	______	2005

Jane E. Hager	61	______________	______

A - Audit Committee C - Organization and Compensation Committee E - Executive Committee N - Nominating and Corporate Governance Committee

Name	Principal Occupation, Other Business Experience and Other Directorships

Terrence O'Donnell

Executive Vice President and General Counsel, Textron Inc., a producer of aircraft, automotive products and industrial products, since March 2000; Member of the Law Firm of Williams & Connolly, Washington, D.C., since April 1991 and from March 1977 to October 1989; General Counsel of Department of Defense from October 1989 to March 1991; Special Assistant to President Ford from August 1974 to January 1977; Deputy Special Assistant to President Nixon from May 1972 to August 1974; Director of ePlus, Inc. (formerly MLC Holdings), a provider of enterprise cost management software.

Stephen J. Morris

Chairman of Pure Energy Corporation, a developer of cleaner burning motor fuels and production technologies to produce bio-chemicals, since September 2003; co-founder and General Manager of John Morris Sons, Inc., a hotel and restaurant enterprise, which Mr. Morris owned and managed from July 1958 to December 1998; co-founder and Advisor of International Scientific Communications, a scientific publishing company, since 1969.

Rajiv Mathur

President and Chief Executive Officer of the Company since January 1, 2007; Director from September 12, 2005 to November 30, 2006 and from December 12, 2006 to present; Vice President of Skin Care Operations, Cardinal Health Topical Technologies, a pharmaceutical distribution and marketing company, from April 2001 to December 29, 2006; President of Consumer Products Division; Senior Vice President of Operations and Vice President of Research and Development at IGI Inc. from 1992 to 2001. Mr. Mathur holds an MBA and a Bachelor of Science, Pharmacy.


Jane E. Hager

President of Prescott Investment Corp., since 1991 and Pinnacle Mountain Partners, LLC since 2002; Managing Member of Gulf Coast Investment Partners, LLC since 2003 and Angelfish Investments, LLC since 2004, all of which are real estate development and/or investment companies. She is a founder and past director of IGI, Inc. from 1982 to 2003 and Novavax, Inc. [NASDAQ] from 1995 to 2002. Mrs. Hager is also a founding director and Chair of the Audit Committee of Centrix Bank & Trust, Bedford, NH [OTCBB] since 1999 and a director of ZSGenetics, Stoddard, NH since 2006, a gene expression and sequencing company.

Independence of Directors

      The Board has determined nominees Terrence O'Donnell, Stephen J. Morris, and Jane E. Hager are independent directors pursuant to the independence standards established by the American Stock Exchange, Inc. and U.S. Securities & Exchange Commission.

For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Common Stock."

Board Recommendation

The Board of Directors Recommends a Vote "For" the election of the Nominees listed above.


Beneficial Ownership of Common Stock

Names and Beneficial Owners (address, if Ownership is more than 5%)	Number of Shares	Percent of Class

Stephen J. Morris	3,078,512 (1)	20.9%
Director of the Company 66 Navesink Avenue Rumson, NJ 07760

Frank Gerardi	1,602,261 (2)	10.8%
Chairman of the Company c/o Univest Mgt. Inc. EPSP 149 West Village Way Jupiter, FL 33458

Edward B. Hager, M.D.	2,247,465 (3)	15.2%
Pinnacle Mountain Farms Lyndeboro, NH 03082

Jane E. Hager	2,192,465 (4)	14.9%
Pinnacle Mountain Farms Lyndeboro, NH 03082

Pharmachem Laboratories, Inc.	1,500,000	10.3%
265 Harrison Avenue Harrison ,NJ 07032

Other Directors and Executive Officers Named In Summary Compensation Table

Terence O'Donnell	337,596 (5)	2.3%
Nadya Lawrence	261,678 (6)	1.8%
Rajiv Mathur	15,000 (7)	0.1%
Sunil K Pai	15,000 (7)	0.1%
Carlene Lloyd	75,933 (8)	0.5%

All Executive Officers and Directors, As a Group

All executive officers and directors, as a group (8 Persons)	5,385,980 (9)	36.9%

Percentage of beneficial ownership for each person listed is based on 14,612,899 shares of Common Stock issued and outstanding as of April 5, 2007, and includes the shares of Common Stock underlying options, and other rights, held by such persons that are exercisable within 60 days after April 5, 2007.

(1)

Includes 2,411,123 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Includes 117,017 shares which Mr. Morris may acquire pursuant to stock options exercisable within 60 days after March 15, 2007. Excludes 160,965 shares, which are owned by Mr. Morris's children as Mr. Morris disclaims beneficial ownership of such shares due to his children's attainment of the age of majority. Excludes any shares that Mr. Morris may be entitled to as compensation for past service as a director of the Company but which have not been issued.

(2)

Mr. Gerardi is the Chairman of the Company's Board of Directors, and he was the Company's Chief Executive Officer until December 31, 2006. Includes 1,169,499 shares which are held by the Univest Management, Inc. Employee Profit Sharing Plan ("Univest EPSP") for the benefit of Mr. Gerardi and his wife as fully vested participants thereunder, over which Mr. Gerardi has voting and investment control as the

(footnotes continued on following page)


Trustee of the Univest EPSP. Includes 47,300 shares which are held by Univest Partners, L.P., Ltd., over which Mr. Gerardi has voting and investment control as the sole limited partner and sole shareholder of the corporate general partner, Univest Management, Inc. Includes 192,016 shares which may be acquired by Mr. Gerardi pursuant to stock options exercisable within 60 days after March 15, 2007.

(3)

Includes 150,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after March 15, 2007, 1,407,635 shares beneficially owned by Dr. and Mrs. Hager, who, as co-trustees of the Hager Family Trust, share voting and investment power. Includes 689,830 shares held by the Jane E. Hager Trust of 1990, of which the Company has been told that Dr. Hager is a beneficiary or trustee. The information with respect to Dr. Hager is based on filings by the Hagers, transactions by the Hagers with the Company and the information with respect to the Jane E. Hager Trust of 1990 is based on a conversation with Jane Hager.

(4)

Includes 95,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after March 15, 2007. Includes 1,407,635 shares beneficially owned by Dr. and Mrs. Hager, who, as co-trustees of the Hager Family Trust, share voting and investment power. Includes 689,830 shares held by the Jane E. Hager Trust of 1990, of which the Company has been told that Mrs. Hager is a trustee or beneficiary. The information with respect to Mrs. Hager is based on filings by the Hagers, transactions by the Hagers with the Company and the information with respect to the Jane E. Hager Trust of 1990 is based on a conversation with Jane Hager.

(5)	Includes 255,250 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 2007.

(6)	Includes 255,250 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 2007.

(7)	Includes 15,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 2007.

(8)	Includes 75,000 shares which may be acquired pursuant to stock options and warrants exercisable within 60 days after March 15, 2007.

(9)	Includes the beneficial ownership of Stephen J. Morris., Frank Gerardi, Jane E. Hager, Terrence O'Donnell, Nadya Lawrence, Rajiv Mathur, Sunil K. Pai, and Carlene Lloyd.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the SEC and the AMEX initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. SEC regulations also require such persons to furnish the Company with copies of all such reports. Based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that, except as set forth below, during 2006 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. During 2006, Sunil K. Pai filed one (1) late Form 3 where he disclosed no reportable transactions. Steve Morris filed one (1) late Form 4 relating to one transaction. Nadya Lawrence filed one (1) late Form 4 where she reported three (3) late transactions. Edward B. and Jane E Hager filed one (1) Form 5 in 2006 where they reported several late transactions that occurred in 2005. Mr. and Mrs. Hager also filed one (1) Form 4 in 2007 where they reported one (1) late transaction that occurred in 2006.


Committees of the Board

      The Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The present composition of the committees of the Board of Directors are set forth below. Membership of the committees may change at the time of the Annual Meeting due to the election of new directors. The Board of Directors has determined that each member (i.e., Terrence O'Donnell, Sunil K. Pai, and Stephen J. Morris) of each committee, other than the Executive Committee, satisfy the independence standards established by the AMEX and the SEC and that each member is free of relationships that would interfere with the individual exercise of independent judgment.

Board Meetings and Committees

The members of the committees are as follows:

Executive Committee	Audit Committee	Nominating and Corporate Governance Committee	Organization and Compensation Committee

Frank Gerardi*	Sunil K. Pai*	Terrence O'Donnell*	Stephen J. Morris*

Stephen J. Morris	Terrence O'Donnell	Sunil K. Pai	Terrence O'Donnell

	Stephen J. Morris	Stephen J. Morris	Sunil K. Pai

* - Denotes Chairman

Corporate Governance Principles

      Our Certificate of Incorporation, together with all amendments, By-Laws, and Charters of the Audit Committee, Nominating Committee and Corporate Governance Committee ("Nominating Committee") and Organization and Compensation Committee ("Compensation Committee") provide the framework for managing and governing IGI.

      The Board is elected by and responsible to our stockholders. Except with respect to matters reserved to stockholders, the Board is the ultimate decision making body of IGI. In that capacity, the Board takes an engaged and focused approach to its responsibilities and duties, and sets standards to better ensure that we are committed to business success and enhancement of stockholder value by maintaining the highest standard of responsibility and ethics. The Board has designed its governance approach to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

      Our employees, managers and officers conduct our business under the direction of senior management and the leadership of our Chief Executive Officer ("CEO"), who are accountable to the Board and ultimately to the stockholders. Management is responsible for the day-to-day operation of our business, strategic planning, budgeting, financial reporting and risk management.

      As a company listed with the American Stock Exchange, a majority of our Board shall be independent directors in accordance with the rules of the American Stock Exchange and any other applicable legal or regulatory requirements. They also establish factors for the Board to consider in nominating or appointing directors, including:

      Executive Committee. The Executive Committee has, during times between Board meetings, all the authority of the Board in the management of the Company's business, except that the Executive Committee has no authority for any matters as to which the Board has specifically directed otherwise and for certain matters set forth under law and in the By-Laws. In practice, the Executive Committee usually acts only on matters specifically delegated to it by the Board and on matters of a more routine nature, and matters to be acted upon must be approved by the independent members of the Committee. During the Company's fiscal year 2006, the Executive Committee did not meet.


      Organization and Compensation Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Organization and Compensation Committee. Pursuant to the charter, the purpose of the Committee shall be to: (i) recommend to the Board of Directors compensation arrangements for the Chief Executive Officer and other executive officers and review their responsibilities and performance and plans for their succession; and (ii) approve compensation arrangements for and changes in other corporate officers. In furtherance of this purpose, the Committee shall have the following goals and responsibilities:

*

Review with appropriate representatives of the Company's management: the Company's organizational structure and, in particular, the responsibilities and performance of executive officers and, from time to time, senior operations executives and the plans for their succession; and to report at least annually thereon to the Board of Directors.

*	Consider appropriate competitive data and recommend to the Board compensation and fringe benefits (except pension generally applicable to salaried employees) for executive officers.

*

Consider appropriate competitive data, and any recommendation made by the Chief Executive Officer and approve: (i) executive salary structure; and (ii) compensation and fringe benefits (except pensions generally applicable to salaried employees) for other corporate officers.

*

In connection with the Company's annual incentive compensation programs, each year: (i) review and approve the Chief Executive Officer's goals and his/her performance against those goals; (ii) approve annual incentive compensation targets; (iii) approve an annual incentive compensation award for the Chief Executive Officer, other executive officers and other corporate officers; (iv) review the annual performance objectives of the other executive officers; and (v) review annual incentive compensation awards for senior operations executives.

*

Review with appropriate officers of the Company: (i) changes in corporate officers; (ii) policy on matters pertaining to compensation; (iii) special benefits and perquisites; (iv) each year on a retrospective basis, compensation changes made in the prior year to determine whether policies established by the Committee have been executed as intended and are achieving the intended result; (v) each year on a retrospective basis, corporate results against corporate goals; and (vi) any other matter of concern to the Committee relating to overall corporate organization or compensation policy for the Company.

      The members of the Organization and Compensation Committee are Terrence O'Donnell, Sunil K. Pai (since June 2, 2006), and Stephen J. Morris (since December 21, 2006) (Chair). Prior to November 30, 2006, Rajiv Mathur was a member of this Committee. During the Company's fiscal year 2006, the Organization and Compensation Committee met one (1) time.

      Audit Committee. The Audit Committee has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company's annual financial statements, as well as its internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter requires that the Audit Committee consist solely of no fewer than three independent directors. For part of 2006, the Audit Committee was comprised of only two (2) independent directors: Stephen J. Morris and Terrence O'Donnell.(1) With the addition of Mr. Pai as a director, there are now three (3) independent directors, each of whom is a member of the Audit Committee.

(1)

AMEX Rule 121(c), provides that "Small Business Issuers" (as defined in SEC Regulation S-B) are only required to maintain a Board of Directors comprised of at least 50% of independent directors and an Audit Committee of at least two members, comprised solely of independent directors. The Company qualifies as a Small Business Issuer (i.e., the Company is a U.S. issuer with revenues less than $25,000,000 and has a public float less than $25,000,000).


      As described more fully in its Audit Committee Charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's accounting and reporting practices, and to facilitate open communication between the Audit Committee, the Board of Directors, outside auditor and management. The Audit Committee is required to discharge its responsibilities, and assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. In exercising its business judgment, the Audit Committee is required to rely on the information and advice provided by the Company's management and/or its outside auditor. Pursuant to the charter, the function of the Audit Committee includes:

*	to provide the opportunity for direct communication between the Board of Directors and the Company's external auditors;

*	to monitor the design and maintenance of the Company's system of internal accounting controls;

*	to select, evaluate and, if necessary, replace the external auditors;

*

to review the results of internal and external audits as to the reliability and integrity of the financial and operating information systems established to monitor compliance with the Company's policies, plans and procedures and with laws and regulations; and

*	to review the relationship between the Company and the external auditors and to ascertain the independence of the external auditors.

      The Audit Committee has discussed the Company's audited financial statements with management. The Audit Committee has discussed with its independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the "Accounting Board") Rule 3200T. The Audit Committee has received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1 as adopted by the Accounting Board in Rule 3600T, and has discussed with its independent accountants the independent accountants' independence. Based on the review and discussions of the foregoing items contained in this paragraph, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's annual report on Form 10-KSB for the Company's fiscal year ending December 31, 2006 for filing with the SEC.

      The Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and, therefore the Company is a listed issuer as defined in [SECTION] 240.10A-3 of the Regulations promulgated by the SEC. The Company has filed an annual report on Form 10-KSB, and has filed this Proxy Statement pursuant to the Exchange Act. The Company is neither a subsidiary of another listed issuer that is relying on the exemption in [SECTION] 240.10A-3(c)(2) nor is the Company relying on any of the exemptions in [SECTION] 240.10A-3(c)(4-7).

      The members of the Audit Committee are Terrence O'Donnell, Sunil K. Pai (Chair) and Stephen J. Morris (since December 21, 2006). Prior to November 30, 2006, Rajiv Mathur was a member of this Committee. The Board of Directors has determined that Sunil K. Pai is an "audit committee financial expert" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee met four (4) times during the Company's fiscal year 2006. A report of the Audit Committee is set forth herein.

      Nominating and Corporate Governance Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Nominating and Corporate Governance Committee ("Nominating Committee"). A copy of the Nominating Committee charter was attached as Exhibit A to the Company's proxy statement that was filed with the Securities and Exchange Commission on April 29, 2005. Pursuant to the charter, the purpose of the Nominating Committee is to identify individuals qualified to become board members, and to recommend that the board select the director nominees for the next annual meeting of stockholders, to develop and recommend to the board a set of corporate governance principles applicable to the Company, and to make recommendations on compensation of the Board of Directors. In furtherance of such purpose, the Nominating Committee shall have the following goals and responsibilities:

*	To identify, review and recommend to the Board of Directors qualified candidates for director nominees to fill any existing or anticipated vacancy on the Board of Directors;


*

To identify, review and recommend to the Board of Directors, prior to each year's annual meeting of stockholders, successors to the class of directors whose term shall then expire (including any director in such class proposing to stand for election to another term), and additional director nominees, if any, for election to the Board of Directors on whose behalf the Board of Directors will solicit proxies;

*	To recommend to the Board of Directors the size of the Board of Directors;

*

To review and make recommendations to the Board of Directors with respect to suggestions for director nominees made by stockholders to the Board of Directors or to management in accordance with the By-Laws of the Company;

*	To review annually the Board of Director's overall performance and oversee the annual performance evaluation for each of its committees;

*	To recommend to the Board of Directors whether resignations tendered by members who have had a substantial change in their job responsibilities should be accepted;

*

To review annually the Board of Directors committee structure, charters and membership and, in consultation with the Chairman of the Board, recommend to the Board of Directors changes, if any; and to recommend to the Board of Directors the assignment of members of the Board of Directors to the various committees and appointment, rotation or removal of committee chairs;

*	To review and make recommendations to the Board of Directors with respect to changes in directors' compensation and benefits; and

*	To develop and recommend to the Board of Directors a set of corporate governance guidelines and to review the guidelines at least annually and recommend changes as necessary.

      The Nominating Committee shall have sole authority to retain and terminate any consulting firm to assist it in carrying out its duties and responsibilities, as the committee may deem appropriate in its sole discretion. The Nominating Committee shall have sole authority to approve related fees and other retention terms.

      The Nominating Committee's process for recruiting and selecting nominees is for Committee members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company's governance, and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Committee to ascertain his or her interest and willingness to serve, and Committee members discuss among themselves the individual's potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

      The entire Board of Directors, including the Nominating Committee, approves the nomination of the candidates reflected in Proposal 1. The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board of Directors. The name of any recommended candidate for director, together with pertinent biographical information, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating stockholder's ownership of Company stock should be sent to the Nominating Committee c/o IGI, Inc., Corporate Secretary, 105 Lincoln Avenue, Buena, New Jersey 08310. To date, the Nominating Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by stockholders and to date no director candidates have been recommended by stockholders. If a director candidate were to be recommended by a stockholder, the Nominating Committee expects to evaluate such candidate in the same manner it evaluates director candidates identified by the Committee.

      The members of the Nominating Committee are Terrence O'Donnell (Chair), Sunil K. Pai, and Stephen J. Morris. The Nominating Committee met two (2) time(s) during the Company's fiscal year 2006. Since the Nominating Committee is composed solely of non-management directors, all nominees for director at the 2007 Annual Meeting were nominated by non-management directors.


Board Meeting and Attendance

      During the Company's fiscal year 2006, the Board of Directors met ten (10) times. Each of the current directors attended at least 75% of the meetings of the Board of Directors during the period in which he was a director and attended at least 75% of the meetings for the committees on which he served, during the period in which he served.

Stockholder Communications with Directors and Director Attendance at Annual Meetings

      Stockholders who wish to send communications to the Company's Board of Directors may do so by sending them in care of the Secretary of the Company at the address which appears on the first page of this proxy statement. Such communications may be addressed either to specified individual directors or the entire Board. The Secretary will have the discretion to screen and not forward to directors communications that the Secretary determines are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all stockholder communications that are not forwarded and such communications will be available to any director.

      It is the policy of our Board of Directors that directors are strongly encouraged to attend all annual stockholder meetings. Four of the four directors serving at the time attended the 2006 annual meeting of stockholders.

Director Compensation and Stock Options

      Director Options. In September 1999, the Board of Directors adopted the 1999 Director Stock Option Plan (the "1999 Plan"). Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares; and (ii) each of the Chairmen of the Audit Committee and the Organization and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant of 15,000 shares at the time of his/her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the AMEX on the date of grant. All options granted under the 1999 Plan become 100% vested twelve (12) months after the date of grant.

      On December 9, 2005, the Compensation Committee recommended to our Board of Directors, and the Board of Directors approved, the acceleration of the vesting of all unvested stock options outstanding under our employee incentive stock compensation plans and our non-employee director stock compensation plans effective as of December 9, 2005. The Board accelerated the vesting of these options to eliminate the Company's recognition of compensation expense associated with the affected options under Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," which will apply to the Company beginning in the first quarter of 2006.

During 2006, the number of options that were granted under the 1999 Director Stock Option Plan is listed below in the footnotes to the table below:

2006 DIRECTOR COMPENSATION

Name of Director	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	Option Awards ($) (5) (6)	Total ($)

Terrence O'Donnell		6,250	17,940	24,190

Stephen J. Morris		6,000	6,728	12,728

Rajiv Mathur	30,000	6,250	6,728	42,978

Sunil K. Pai		4,000	6,728	10,728

Donald W. Joseph (1)		500	0.00	500

(footnotes on following page)


(1)

Donald W. Joseph did not stand for reelection at the 2006 Annual Meeting. Thus, Mr. Joseph's compensation reflects fees paid for service prior to May 26, 2006, which was the date of the Company's 2006 Annual Meeting.

(2)

In 2006, Mr. Mathur received $30,000 for service as a director under a separate arrangement with the Company whereby Mr. Mathur was to receive $36,000 annually for service as a director. Effective November, 2006, the parties have ended this arrangement.

(3)	Amounts shown represent amounts payable pursuant to the terms of the 1998 Directors Stock Plan that such individuals are entitled to receive in Common Stock but have not yet received.

(4)

As of December 31, 2006, the aggregate amounts payable pursuant to the terms of the 1998 Directors Stock Plan that Terrence O'Donnell, Stephen J. Morris, Rajiv Mathur, Sunil K. Pai, and Donald W. Joseph are entitled to receive in Common Stock but have not yet received are $16,750, $15,500, $6,750, $4,000, and $10,500 respectively.

(5)

The aggregate amount of shares that can be acquired by each director pursuant to outstanding option awards for Terrence O'Donnell, Stephen J. Morris, Rajiv Mathur, Sunil K. Pai, and Donald Joseph are 200,000, 132,016, 30,000, 15,000, and 47,016 respectively.

(6)

The Company issues options at a strike price equal to the fair market value of the closing price of the Company's stock price on the date of the grant. The Company values options that it issues using a Black-Scholes model. In its model, the Company uses an expected life of five and a half (5.5) years to value the ten (10) year options that it issues to employees and directors. The Company uses an interest rate equal to the yield on treasury bonds that have approximately five and a half (5.5) years remaining until maturity and uses the volatility of the Company's stock price over a period that is approximately five and a half (5.5) years prior to the grant date.

      Director Fees. The Board of Directors adopted the 1998 Directors Stock Plan (the "1998 Plan") in October 1998 to provide each outside director with the right to receive shares of the Company's Common Stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in the Company by the directors. Each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairmen of certain of the Board committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company's Common Stock on the AMEX on the last business day of the applicable quarter.

      At a Board meeting held on July 19, 2002, the Directors unanimously expressed their willingness to accept a significant reduction in the amount of the share grants to be received under the 1998 Plan as compensation for service on the Board in an effort to provide the Company with their personal support, commitment and assistance at a pivotal time in its growth and development. In furtherance thereof during the July 19, 2002 meeting, the Members of the Board collectively agreed to a 50% reduction in the amount of the share grant fee compensation payable to each Director under the 1998 Plan for the third and fourth quarters of 2002. Moreover, the Board continued to honor this commitment for the entire year of 2005 and 2006 in support of the future success of the Company. Moreover, at the meeting of the Board of Directors on July 23, 2003, a resolution was unanimously adopted providing that unless, until, and only in the event that the Company returns to profitability shall the Directors' compensation be prospectively restored to the full amounts provided by the 1998 Plan as in effect prior to the Directors' voluntary 50% reduction program in effect since July 19, 2002. In 2006, Mr. Mathur received $30,000 for service as a director under a separate arrangement with the Company whereby Mr. Mathur was to receive $36,000 annually for service as a director. Effective November, 2006, the parties have ended this arrangement.


Certain Relationships and Related Transactions

      In February 2004, the Company signed a license agreement with Universal Chemical Technologies, Inc. ("UCT") to utilize its patented technology for an electroless nickel boride metal finishing process. This was a new venture for the Company and the Company had capital expenditures of approximately $913,000 spread over 2004 and 2005 (approximately $131,000 in 2005) in order to set up the operations. The Company has an exclusive license within a 150 mile radius of its facility for commercial and military applications. In the start of the second quarter of 2005, the Company began production in its metal finishing division, utilizing the patented UltraCem technology. However, the Company had been informed by potential new customers of the consumer division, that those customers were not comfortable with the metal finishing division being housed in the same facility as the Company's consumer products division. In light of this information, the Company has ceased operations under this venture. Frank Gerardi, the Company's Chairman and Chief Executive Officer, as well as a major IGI stockholder, personally invested $350,000 in UCT, which represents less than a 1% ownership interest in UCT. The Company has written down the value of the assets that it owns relating to this business to $350,000 for the year ended December 31, 2006. The Company currently does not conduct any business under this arrangement and has received a purchase order along with a deposit of 50% of the purchase price from UCT to re-purchase the equipment. UCT will also pay for the relocation of the equipment.

      On December 12, 2005, the Company issued a secured promissory note (the "Note") in favor of Univest Management EPSP ("Univest"), c/o Frank Gerardi, Trustee, or its registered assigns (the "Holder"), in the principal amount of $1,000,000. Mr. Gerardi is the Chairman of the Company, and he was the Chief Executive Officer of the Company until December 31, 2006. Mr. Gerardi is the trustee and controls Univest. The Note was originally payable on or before the earlier to occur of (i) the closing (the "Closing") of the conveyance by the Company of its real property, identified as Lots 22.02 and 23 on the Tax Map of Buena Vista Township, Atlantic County, New Jersey ("Lots 22.02 and 23"); or (ii) July 31, 2006. The Note was secured by a mortgage covering Lots 22.02 and 23. On January 30, 2006, the Company entered into a letter agreement (the "Letter Agreement") with Univest (the "Holder"). Pursuant to the Letter Agreement, the stated interest rate on the secured promissory note, dated December 12, 2005, in favor of the Holder, was revised from 30% per annum to 12% per annum as of February 1, 2006. On July 21, 2006, the maturity date of the loan was extended until the earlier to occur of (i) September 30, 2006; or (ii) the Closing. On October 4, 2006, the maturity date was further extended to December 31, 2006, and the stated interest rate was reduced to 10% effective October 1, 2006. On December 29, 2006, the maturity date was further extended to January 31, 2007. On January 31, 2007, the maturity date was further extended to February 28, 2007. On March 1, 2007 the maturity date was further extended to March 31, 2007. The note was repaid on March 8, 2007.

      For 2005, Frank Gerardi (Chief Executive Officer of the Company until December 31, 2006, current Chairman of the Board, and 10.8% beneficial owner) and Stephen J. Morris (Director and 20.9% beneficial owner) each personally agreed to loan the Company up to $500,000 each, if necessary, to fund any deficit of the Company through December 31, 2005. This loan offer was not renewed for fiscal year 2006.

      On December 15, 2005, the Company entered into agreements to sell four units (the "Units") to accredited investors, pursuant to a Private Placement Memorandum dated November 11, 2005, for an aggregate purchase price of $400,000. Each Unit consists of 133,333 shares of common stock of the Company, $.01 par value per share (the "Common Stock"), and warrants to purchase 26,666 shares of the Common Stock (the "Warrants"). Stephen J. Morris, a director, purchased one unit. Univest, an entity controlled by Mr. Gerardi, purchased one unit. The Hager Family Trust, which Jane Hager and Edward Hager are co-trustees, purchased one unit. Each of Frank Gerardi, Stephen J. Morris, and Jane Hager and Edward Hager may be deemed to own more than 10% of the Company's outstanding stock. The remaining unit was purchased by an outside investor. The Warrants are exercisable for two (2) years from the date of issuance at an exercise price of $0.90 per share, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock or distributions of cash or other assets. The Warrants do not entitle the holders to any voting or other rights as a stockholder until such Warrants are exercised and common stock is issued. During 2006, Mr. Morris, Univest, and the Hager Family Trust exercised the warrants that were issued to them.

      A discussion of the employment agreement that the Company entered into with Rajiv Mathur and the Severance Agreement that the Company entered into with Frank Gerardi is located in a later Section, which is titled Employment Agreements.


      On October 4, 2006, the Company borrowed $100,000 from Pharmachem Laboratories, Inc. ("Pharmachem"). Amounts due under this loan accrued interest at a rate of 10% per year, and this note was secured by a second mortgage on the Company's real property. This note has been repaid in full along with a $200,000 advance from Pharmachem, which was made on November 27, 2006, with the proceeds from the line of credit described below.

      On December 6, 2006, the Company entered into a $1,000,000 line of credit with Pharmachem with interest accruing on outstanding amounts due under such letter of credit at a rate of prime plus 1.5%. Amounts due under this letter of credit are secured by all of the assets of the Company with the exception of any real property owned by the Company. All accrued and unpaid interest due under this letter of credit is payable monthly on the first day of each month. The letter of credit expires on December 5, 2007. On January 29, 2007, the line of credit was repaid in full and terminated.

      On February 6, 2007 Pharmachem entered into a subscription agreement with the Company whereby Pharmachem agreed to purchase 1,500,000 shares of the Company's common stock in exchange for gross proceeds of $1,500,000. This agreement closed on March 7, 2007.

      On December 19, 2006, the Company purchased packaging and filling equipment from A&M Consultants, a Company owned by the spouse of Rajiv Mathur, at an aggregate cost of $133,000. The price that the Company purchased the equipment for was meant to reimburse A&M Consultants for the amount that A&M paid for the equipment plus approximately $10,000 in incidental expenses that A&M incurred in its purchase of the equipment. The Company recorded the amount it paid for the equipment, which was in excess of the purchase price paid by A&M Consultants, as a finder's fee.

EXECUTIVE COMPENSATION

In addition to Rajiv Mathur, the following people serve as executive officers of the Company:

Name	Title

Nadya Lawrence	Executive Vice President of Operations

Carlene Lloyd	Vice President of Finance

      Nadya Lawrence (38) has served as the Company's Executive VP Operations since 2006 and Vice President of Operations from 2001-2006. Previously, Ms. Lawrence served as the Company's R&D Technical Director and R&D Manager from 1995 to 2001.

Carlene Lloyd (34) has served as the Company's Vice President of Finance since July 2004. Prior to that, Ms. Lloyd served as the Company's Controller and Senior Accountant from 1998 to 2004.


Summary Compensation Table

      The following table sets forth the cash and non-cash compensation for the previous fiscal year, which was awarded to or earned by the Chief Executive Officer of the Company and the most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 2006 and who were serving as executive officers at the end of 2006 ("Named Executive Officers").

FISCAL YEAR 2006 SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	All Other Compensation ($) (2)	Total ($)

Frank Gerardi Chief Executive Officer	2006	150,000	0	25,313.16	175,313.16

Nadya Lawrence, VP of Operations, Director of R&D, Executive VP Operations	2006	140,000	0	23,864.60	163,864.60

Carlene Lloyd, VP of Finance	2006	85,000	0	19,618.72	104,618.72

(1)	Lists the principal positions held as of December 31, 2006. On January 4, 2007, Rajiv Mathur assumed the position of Chief Executive Officer of the Company.

(2)

The amounts shown in this column represent premiums for group life insurance, medical, and dental insurance paid by the Company, and the Company's contributions under its 401(k) Plan. The amounts shown also include $9,000 in automobile reimbursements made to Nadya Lawrence. In 2006, the Company paid $25,313.16, $12,913.68, and $18,360.56 for medical and dental insurance for Frank Gerardi, Nadya Lawrence, and Carlene Lloyd, respectively. The Company also paid $0, $1,950.92, and $1,258.16 in 401(k) contributions for Frank Gerardi, Nadya Lawrence, and Carlene Lloyd, respectively.

Stock Options

      The following tables set forth certain information concerning outstanding option awards as of December 31, 2006. On December 9, 2005, the Compensation Committee recommended to our Board of Directors and the Board of Directors approved accelerating the vesting of all unvested stock options outstanding under our employee incentive stock compensation plans and our non-employee director stock compensation plans effective as of December 9, 2005. The Board accelerated the vesting of these options to eliminate the Company's recognition of compensation expense associated with the affected options under Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," which applied to the Company beginning in the first quarter of 2006.


OUTSTANDING EQUITY AWARDS AT 2006 YEAR-END

		Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date

Frank Gerardi	50,000	$1.75	5/13/2009
Chief Executive Officer	50,000	$1.05	7/23/2013
	90,000	$1.27	12/20/2014
	50,000	$1.52	1/2/2014
	2,016	$ .76	12/9/2015

Nadya Lawrence,	250	$1.94	3/16/2009
VP of Operations,	5,000	$ .50	12/6/2010
Director of R&D,	5,000	$2.75	3/20/2010
Executive VP	5,000	$ .52	12/27/2011
Operations	30,000	$ .80	5/16/2011
	40,000	$ .65	5/23/2012
	100,000	$1.07	5/20/2013
	30,000	$1.27	12/20/2014
	40,000	$ .76	12/9/2015

Carlene Lloyd,	2,000	$1.56	12/9/2009
VP of Finance	2,000	$ .50	12/6/2010
	1,000	$ .80	5/16/2011
	30,000	$1.27	12/20/2014
	40,000	$ .76	12/9/2015

Employment Agreements

Gerardi Severance and Change of Control Agreement.

      Frank Gerardi. Frank Gerardi and the Company are parties to a Severance Agreement, which was entered into as of August 10, 2005. The Severance Agreement was entered into in connection with Mr. Gerardi's employment as the Chief Executive Officer and Chairman of the Board of Directors of the Company. Pursuant to the terms of the Severance Agreement, Mr. Gerardi is entitled to receive the following payments if his employment with the Company is terminated for any reason other than for cause: (i) $150,000, which is payable in either a lump sum or in regular payroll payments; (ii) payment for all accrued and unused vacation days for the applicable calendar year; and (iii) continued coverage under the Company's health and benefit plans for one (1) year from the date that written notice of termination is given ((i), (ii), and (iii) are herein collectively the "Severance Payments"). Effective December 31, 2006, the Company no longer employs Mr. Gerardi as the Chief Executive Officer of the Company, and, as a result, the Company will commence Severance Payments to Mr. Gerardi in July 2007. In the interim, Mr. Gerardi has been retained as a consultant to the Company for which he will receive $5,000 per month from January 2007 through June 2007. To this date, Mr. Gerardi continues to serve as the Chairman of the Board of Directors.

      Frank Gerardi's term as Chief Executive Officer ended on December 31, 2006. Pursuant to the terms of the Severance Agreement, Mr. Gerardi continues to receive coverage under the Company's health and benefit plan. The parties have agreed that Mr. Gerardi would receive the amounts described in (i) and (ii) of the preceding paragraph in 26 bi-weekly installments commencing on July 13, 2007.


      Rajiv Mathur. Rajiv Mathur and the Company are parties to a three (3) year employment agreement executed November 15, 2006, pursuant to which he will serve as President and Chief Executive Officer of the Company commencing January 1, 2007 at an annual salary of $292,000, with a minimum of a 3.5% increase in pay on each of January 1, 2008 and January 1, 2009. The agreement automatically extends for additional one (1) year periods unless a notice of non-renewal is sent by either party 180 days prior to the end of the term. Mr. Mathur is also entitled to a $750 per month automobile allowance along with a Company reimbursement for maintenance expenses, insurance expenses, gasoline expense incurred in connection with the performance of the Company's business, and parking expenses incurred in connection with the performance of the Company's business. Mr. Mathur is also entitled to an annual bonus for each of 2007, 2008, and 2009, provided that he is employed by the Company on December 31 of each respective year. His bonus will be based on one (1) or more of the following metrics for the respective fiscal year for which the bonus relates: (i) growth in annual revenue of the Company; (ii) growth in operating profit of the Company; and (iii) growth in cash flow from continuing operations of the Company. Mr. Mathur is also entitled to a $50,000 bonus if he is still employed with the Company on September 15, 2007.

      If Mr. Mathur's employment is terminated (i) as a result of Mr. Mathur's death or disability; (ii) without cause (as defined in the agreement), by non-renewal of the agreement by the Company at any time; or (iii) within six months after a change of control (as defined in the agreement) by Mr. Mathur, in each case he is to receive severance of one (1) year's salary and continuation of health and dental benefits until the earlier of one (1) year after termination or his coverage commencing under another employer's health plan. Pursuant to Mr. Mathur's employment agreement, Mr. Mathur was granted options to purchase 500,000 shares of stock on January 1, 2007, with an exercise price based on the average closing price of the Company's common stock during the thirty (30) day period prior to the grant date. Options with respect to 250,000 shares vest on the first anniversary of employment and options with respect to the other 250,000 shares vest on the second anniversary of employment. Under the terms of this agreement, the Company will be in breach of the agreement if Mr. Mathur is not nominated for election to the Board of Directors of the Company for each year that the agreement is still in effect.


REPORT OF THE AUDIT COMMITTEE

      The ultimate responsibility for good corporate governance rests with the Board of Directors, whose primary roles are oversight, counseling and direction to the Company's management in the best long-term interests of the corporation and its stockholders. The Board's Audit Committee (the "Audit Committee") has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and auditing of the Company's annual financial statements. The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. The Company is subject as well to related rules concerning audit committee structure, membership, authority and responsibility recently adopted by the AMEX.

      The Company's Audit Committee operates under a written charter adopted by the Board. The composition of the Audit Committee and the attributes of its members and its responsibilities, as reflected in its charter, is intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

      The Audit Committee charter requires that the Audit Committee consist solely of no fewer than three (3) independent directors. At the present time, the Audit Committee is comprised of Sunil K. Pai, Terrence O'Donnell and Stephen J. Morris. Prior to Mr. Pai joining the Board, the Audit Committee consisted of only two (2) directors. AMEX Rule 121(c), however, provides that "Small Business Issuers" (as defined in SEC Regulation S-B) are only required to maintain a Board of Directors comprised of at least 50% of independent directors and an Audit Committee of at least two (2) members, comprised solely of independent directors. The Company qualifies as a Small Business Issuer (i.e., the Company is a U.S. issuer with revenues less than $25,000,000 and has a public float less than $25,000,000).

      As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent auditors.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

      The Audit Committee has an annual agenda that includes reviewing the Company's financial statements, internal controls and audit matters. The Audit Committee meets each quarter with the Company's external auditors and management to review the Company's interim financial results before the publication of the Company's quarterly earnings press releases. Management's and independent auditors' presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In addition, the Audit Committee generally oversees the Company's internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by the Company's employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.


      Among other matters, the Audit Committee monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. The Company's independent auditors provide the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee discusses with the independent auditors and management that firm's independence.

      Additionally, the Committee considered all audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services. The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considers whether those services provided by the independent auditors are compatible with maintaining auditor independence.

      In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by the Company's independent auditors are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. The Company has not in recent years obtained any of these services from its independent auditors, and the Company is able to obtain such services, if needed, from other service providers at competitive rates. See "Relationship with Independent Accountants" for more information regarding fees paid to the Company's independent auditors for services in fiscal years 2006 and 2005.

Audit Committee

Sunil K. Pai (Chairman) Terrence O'Donnell Stephen J. Morris


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected Amper, Politziner & Mattia, P.C. to serve as the Company's independent auditors for the fiscal year ending December 31, 2007. No representatives from Amper, Politziner & Mattia, P.C. are expected to attend the annual meeting. The Company does not have a policy of asking its stockholders to ratify the appointment of auditors.

Fees Paid to Independent Auditors

The following table shows the fees for the audit and other services provided by Amper, Politziner & Mattia, P.C. for fiscal years 2006 and 2005:

	Amper, Politziner & Mattia, P.C.
	2006	2005

Audit Fees (1)	$128,500	$125,540
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

Total	$128,500	$125,540

(1)

These are fees for professional services rendered for the audit of the Company's 2006 financial statements and review of financial statements included in the Company's quarterly reports on Form 10-QSB, and services that are normally provided in connection with statutory and regulatory filings or engagements.

      Representatives of Amper, Politziner & Mattia, P.C. attended all meetings of the Audit Committee in 2006. The Audit Committee pre-approves and reviews audit services performed by the Company's independent auditors as well as the fees charged by for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors' independence. Amper, Politziner & Mattia, P.C. did not perform any non-audit services for IGI during fiscal year 2006.


PROPOSALS WITH RESPECT TO EQUITY PLANS

As set forth below the Company is proposing to amend two (2) of its compensation plans. The benefits to be derived under the increased authorized shares in each of such plans is set forth below:

NEW PLAN BENEFITS

	1999 Director Stock Option Plan		1999 Stock Incentive Plan
Name and Position (2)	Dollar Value	Number of Units	Dollar Value	Number of Units

Frank Gerardi, Chief Executive Officer	$0	0	(1)	(1)
Nadya Lawrence, Executive Vice President of Operations	$0	0	(1)	(1)
Executive Group	$0	0	(1)	(1)
Non-Executive Director Group	(1)	300,000	(1)	(1)
Non-Executive Officer Employee Group	$0	0	(1)	(1)

(1)	Cannot Be Determined

(2)	Lists the principal positions held as of December 31, 2006. On January 4, 2007, Rajiv Mathur assumed the position of Chief Executive Officer of the Company.


PROPOSAL 2 - APPROVAL OF AMENDMENT TO INCREASE SHARES AUTHORIZED UNDER THE 1999 DIRECTOR STOCK OPTION PLAN

      The Board of Directors proposes to increase the number of shares underlying authorized options under the 1999 Plan by 300,000 from 1,675,000 to 1,975,000. On September 15, 1999, the Company's Board of Directors adopted the Company's 1999 Director Stock Option Plan (the "1999 Plan") and authorized 675,000 shares of Common Stock for issuance under the 1999 Plan. In 2001, the stockholders of the Company approved an amendment that increased the number of shares of Common Stock underlying options under the Plan to 1,475,000, and in 2006 the stockholders of the Company approved a further amendment that increased the number of shares of Common Stock underlying options under the Plan to 1,675,000. The Company does not believe that the current number of shares authorized under the 1999 Plan is adequate for the Company's needs. As of March 15, 2007, 278,952 shares of Common Stock remained available for future grants of stock options under the 1999 Plan. Shareholders will not have any appraisal rights with respect to the amendment to the 1999 Plan

Administration and Eligibility

      The 1999 Plan and the grant of options thereunder is administered by the Compensation and Stock Option Committee of the Company's Board of Directors. All non-employee directors of the Corporation are eligible to receive options under the 1999 Plan. As of March 15, 2007, the Company has four (4) non-employee directors. All of the options granted under the 1999 Plan are nonstatutory stock options (NSOs) and become fully vested twelve (12) months after the date of grant.

      Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares and (ii) each of the Chairmen of the Audit Committee and the Stock Option and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly-elected director will receive a stock option grant of 15,000 shares at the time of his or her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant. Since January, 2006, the Board of Directors has temporarily waived their rights to receive the aforesaid options, but reserved the right to have such options in the future.

Purchase Price and Option Terms

      The price at which shares of Common Stock may be purchased upon the exercise of options granted under the 1999 Plan is equal to the fair market value per share on the date of grant, which is deemed to be the closing price of the Common Stock on the American Stock Exchange on the date of grant. The last sale price of the Company's Common Stock reported by the American Stock Exchange on March 21, 2007 was $.98 per share.

      Except as the Compensation and Stock Option Committee may otherwise determine or provide in an option grant, options granted under the 1999 Plan cannot be assigned, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and shall be exercised during the lifetime of the optionee and only by the optionee. Such options cease to be exercisable at the earlier of ten (10) years from the date of grant or three (3) years after a director ceases to be a director for any reason. In the event that a director ceases to be a director on account of his or her death, the outstanding options (whether exercisable or not on the date of death) may be exercised within three (3) years after such date (subject to the condition that no such option may be exercised after the expiration of ten (10) years from its date of grant).

      Optionees who exercise options to purchase securities under the 1999 Plan may pay cash in the amount of the option exercise price and/or deliver other shares of Common Stock owned by the optionee with a fair market value equal to the exercise price of the option shares to be purchased.

      In the event of a dissolution, liquidation, merger, consolidation or reorganization of the Company (an "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, such option shall terminate as of the effective date of the Event, but the Board shall provide optionees a reasonable notice period during which options which are then exercisable may be exercised.


Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1999 Plan and with respect to the sale of Common Stock acquired under the 1999 Plan.

      A participant will not recognize taxable income upon the grant of a nonstatutory stock option ("NSO"). However, a participant who exercises an NSO generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company

      The grant of an option under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, the sale of any Common Stock acquired under the 1999 Plan will not have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including as a result of the exercise of an NSO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants with respect to NSOs under the 1999 Plan who are subject to withholding.

Stockholder Vote Required

The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the amendment of the 1999 Plan.

Board Recommendation

      The Board recommends that shareholders vote "FOR" ratification of the Plan Amendment to the 1999 Director Stock Option to increase the number of shares reserved for issuance under such plan from 1,675,000 to 1,975,000.


PROPOSAL 3 - AMENDMENT OF 1999 STOCK INCENTIVE PLAN

General

      The Board of Directors proposes that the stockholders ratify an amendment (the "Plan Amendment") to the Company's 1999 Stock Incentive Plan (the "1999 Incentive Plan") in order to increase the number of shares of the Company's Common Stock issuable under the Plan from 2,500,000 to 3,200,000. The Board of Directors believes that the 1999 Incentive Plan has been and will continue to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. As of March 15, 2007, 306,200 shares of Common Stock remain available for future grants of awards under the 1999 Incentive Plan. The Board of Directors approved the amendment on March 19, 2007, subject to stockholder approval. The closing price of shares of Common Stock as reported by the American Stock Exchange was $.98 on March 21, 2007. The number of shares of the Company's Common Stock issuable under the Plan was previously increased from 1,200,000 to 2,000,000 and from 2,000,000 to 2,500,000. As of March 15, 2007, approximately fifteen (15) employees of the Company and five (5) directors of the Company who are not also employees of the Company were eligible to receive Awards under the 1999 Incentive Plan. Shareholders will not have any appraisal rights with respect to the amendment to the 1999 Incentive Plan.

Summary of the 1999 Incentive Plan

      The 1999 Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code ("the Code") as non-statutory stock options and restricted stock awards (collectively "Awards"). The 1999 Incentive Plan authorizes the Board to determine the number of shares of Common Stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option grant, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

      No option will be granted for a term in excess of ten (10) years. The 1999 Incentive Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

      The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

      If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 1999 Incentive Plan, subject, however, in the case of incentive stock options, to any limitation required under the Code. Shares issued under the 1999 Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted Awards under the 1999 Incentive Plan. Subject to adjustment, the maximum number of shares of Common Stock with respect to which Awards may be granted to any participant under the 1999 Incentive Plan shall be 300,000 per calendar year. This per-participant limit described shall be construed and applied consistently with Section 162(m) of the Code. The granting of Awards under the 1999 Incentive Plan is discretionary.


Administration

      The 1999 Incentive Plan is administered by the Compensation and Stock Option Committee, who then recommends Awards to the Board of Directors for approval. The Board has authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 1999 Incentive Plan as it shall deem advisable. Pursuant to the terms of the 1999 Incentive Plan, the Board of Directors may delegate authority under the 1999 Incentive Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1999 Incentive Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors may make appropriate adjustments in connection with the 1999 Incentive Plan and any outstanding Awards to reflect stock dividends, stock splits and other certain events that affect the Company's capitalization.

      In the event of a merger, liquidation or other Acquisition Event (as defined in the 1999 Incentive Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event, or to provide for a cash-out of the value of any outstanding options. Upon the occurrence of an Acquisition Event in the case of restricted stock, the rights of the Company shall inure to the benefit of the Company's successor. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1999 Incentive Plan.

Amendment or Termination

      No Award may be made under the 1999 Incentive Plan after March 16, 2009, but Awards previously granted may extend beyond that date. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option. The Board may also amend, suspend or terminate the 1999 Incentive Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m) of the Code, no Award granted to a participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the 1999 Incentive Plan was required to grant such Award to a particular participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

      Additional information concerning the Company's equity compensation plans and other outstanding warrants is set forth in the notes to consolidated financial statements of the Company filed as part of the Company's Form 10-KSB Report for the year ended December 31, 2006 and is included in the Annual Report to Stockholders that accompanies this Proxy Statement.

Plan Benefits

The Company has not yet determined how the increased 700,000 shares reserved for issuance under the 1999 Incentive Plan will be distributed.

Plan Amendment

      As noted above, there are presently 2,500,000 shares of Common Stock authorized for purposes of granting Awards under the 1999 Incentive Plan. The Board of Directors believes that having the ability to grant additional Awards under the 1999 Incentive Plan will enable the Company to attract, retain and motivate key employees and certain third parties. The Plan Amendment, if approved by shareholders, will increase the number of shares of Common Stock available under the 1999 Incentive Plan by 700,000.


The text of the Plan Amendment is set forth in full on Exhibit A to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit A.

Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Incentive Plan and with respect to the sale of Common Stock acquired under the 1999 Incentive Plan.

      Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax. Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale. If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

      Non-statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the exercise date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

      Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized. Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made or just after the Award is granted if a Section 83(b) Election is made.


      Section 409A. Any award (including Restricted Stock Awards) issued pursuant to our 1999 Stock Incentive Plan, except incentive stock options and nonstatutory options granted with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant, may be subject to the provisions of Section 409A of the Internal Revenue Code and, accordingly, subject to special rules.

      Under Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, generally effective beginning in 2005, compensation deferred under nonqualified deferred compensation plans that do not satisfy election, distribution and funding restrictions will be subject to current income tax inclusion, a 20% tax and interest assessment in the year of deferral, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. Our 1999 Stock Incentive Plan will be operated in good faith compliance with the provisions of Section 409A, in order to avoid such assessment and will be amended accordingly upon issuance of regulatory guidance, if required.

Tax Consequences to the Company

      The grant of an Award under the 1999 Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1999 Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Incentive Plan, including in connection with a restricted stock Award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Stockholder Vote Required

The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the ratification of the Plan Amendment.

Board Recommendation

      The Board recommends that shareholders vote "FOR" ratification of the Plan Amendment to the 1999 Stock Incentive Plan to increase the number of shares reserved for issuance under the 1999 Stock Incentive Plan from 2,500,000 to 3,200,000.


STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

      Any proposal that a stockholder intends to present at the 2008 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 105 Lincoln Avenue, Buena, New Jersey 08310, no later than January 2, 2008, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

      If a stockholder of the Company wishes to present a proposal before the 2008 Annual Meeting and the Company has not received notice of such matter prior to January 2, 2008, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

OTHER MATTERS

      The Board of Directors knows of no other business which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

      The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Carlene A. Lloyd, Secretary

April 20, 2007


EXHIBIT A

THIRD AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN OF IGI, INC.

A M E N D M E N T :

1. Increased Authorization. The first sentence of Section 4(a) of the 1999 Stock Incentive Plan (the "Plan") is hereby amended in its entirety to read as follows:

"Subject to adjustment under Section 7, Awards may be made under the Plan for up to 3,200,000 shares of common stock, $.01 par value per share of the Company (the 'Common Stock')."

2. Miscellaneous. Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.


ANNUAL MEETING OF STOCKHOLDERS OF

IGI, INC.

May 10, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V Please detach along perforated line and mail in the envelope provided. V

20430330000000000000 9			051007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:					FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	Proposal to Amend the 1999	[ ]	[ ]	[ ]
[ ]	FOR ALL NOMINEES	O Jane E. Hager		Director Stock Option Plan to
		O Stephen J. Morris		Increase the Number of Shares
[ ]	WITHHOLD AUTHORITY	O Terrence O'Donnell		Available For Issuance
	FOR ALL NOMINEES	O Rajiv Mathur		Thereunder.

[ ]	FOR ALL EXCEPT		3.	Proposal to Amend the 1999	[ ]	[ ]	[ ]
	(See instructions below)			Stock Incentive Plan to Increase
the Number of Shares Available
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●				For Issuance Thereunder.
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE AMENDMENT TO THE 1999 DIRECTOR STOCK OPTION PLAN; (3) FOR THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN; AND (4) IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		[ ]	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder___________________ Date:_____________ Signature of Stockholder___________________ Date:_____________
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IGI, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned, having received notice of the meeting and management's proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Rajiv Mathur, Nadya Lawrence, and Carlene A. Lloyd, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on Thursday, May 10, 2007 at 10:00 a.m. at the Holiday Inn, 398 Smith Street, Vineland, New Jersey, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

14475
